Exhibit 10.3

SECOND AMENDMENT TO THE AMENDED AND RESTATE EXECUTIVE EMPLOYMENT AGREEMENT

This Second Amendment to the Amended and Restated Executive Employment Agreement (this “Amendment”) is made as of July 28, 2014 and effective as of May 12, 2014, by and between MusclePharm Corporation, a Nevada corporation (the “Company”), and Bradley J. Pyatt (the “Executive”).

WHEREAS, the Company and the Executive desire to amend the term provisions set forth in the Amended and Restated Executive Employment Agreement dated October 18, 2012, between the Company and the Executive as amended by the First Amendment to the Amended and Restated Executive Employment Agreement dated December 30, 2013 between the Company and the Executive (together, the “Original Agreement”) and as amended by this Amendment (the “Amended Agreement”);

NOW, THEREFORE, in consideration of the foregoing promises and the mutual covenants herein contained, the parties hereto, intending to be legally bound, agree as follows:

1.           Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Original Agreement.

2.           Amendment to SECTIon 2 of the ORiginal Agreement. Section 2 of the Original Agreement shall be restated in its entirety and read as follows:

“           Unless earlier terminated as provided in Section 5, the Company shall employ Executive in the capacity set forth herein for a term commencing on the Effective Date and ending on December 31, 2018 (such period as may be terminated earlier or extended to be referred to herein as the “Term”).”

3.           REMAINING TERMS. All other terms and conditions contained in the Original Agreement remain in full force and effect.

4.           GOVERNING LAW. This Amendment shall be governed by, construed in accordance with and enforced under the internal laws of the State of Colorado. The venue for any legal proceedings in connection with this Amendment shall be in the federal or state courts located in the City of Denver, State of Colorado.

5.           ENTIRE AGREEMENT. This Amendment contains the entire agreement of the parties hereto in regard to the subject matter hereof and may only be changed by written documentation signed by the party against whom enforcement of the waiver, change, modification, extension or discharge is sought. This Amendment supersedes all prior written or oral agreements by and among the Company or any of its subsidiaries or affiliates and Consultant or any of its affiliates.

6.           SECTION HEADINGS. Headings contained herein are for convenient reference only. They are not a part of this Amendment and are not to affect in any way the substance or interpretation of this Amendment.

7.           SURVIVAL OF PROVISIONS. In case any one or more of the provisions or any portion of any provision set forth in this Amendment should be found to be invalid, illegal or unenforceable in any respect, such provision(s) or portion(s) thereof shall be modified or deleted in such manner as to afford the parties the fullest protection commensurate with making this Amendment, as modified, legal and enforceable under applicable laws. The validity, legality and enforceability of any such provisions shall not in any way be affected or impaired thereby and such remaining provisions in this Amendment shall be construed as severable and independent thereof.

8.           BINDING EFFECT. This Amendment is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns, subject to the restriction on assignment contained in Section 10 of the Original Agreement.

9.           ATTORNEYS’ FEES. The prevailing party in any legal proceeding arising out of or resulting from this Amendment shall be entitled to recover its costs and fees, including, but not limited to, reasonable attorneys' fees and post judgment costs, from the other party.

10.          AUTHORIZATION. The persons executing this Amendment on behalf of the Company and Consultant hereby represent and warrant to each other that they are the duly authorized representatives of their respective entities and that each has taken all necessary corporate or partnership action to ratify and approve the execution of this Amendment in accordance with its terms.

11.          COUNTERPARTS. This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

[Signature Page on Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first written above.

Company:
MusclePharm Corporation

By:	/s/Richard Estalella
Name:	Richard Estalella
Title:	President

Executive:

/S/ Brad J. Pyatt
Name: Brad Pyatt Title: Chief Executive Officer